May 2, 1994



LDI CORPORATION
One Cleveland Center
1375 East Ninth Street
Suite 700
Cleveland, Ohio  44114
ATTN:  Mr. Frank G. Skedel

RE: RESTRUCTURING OF NOTES ISSUED UNDER NOTE PURCHASE AGREEMENT DATED AS OF AUGUST 31, 1988, AND NOTE PURCHASE AGREEMENT DATED AS OF AUGUST 1, 1989.

Ladies and Gentlemen:

         Pursuant to your request, the various insurance companies which are signatories hereto (the "Insurance Companies") are issuing this commitment letter for the restructuring of the indebtedness owing by LDI Corporation ("LDI") to the Insurance Companies under the above-captioned Note Purchase Agreements.

         Reference is made to the commitment letter date ________, 1994 (together with the Terms and Conditions attached thereto, the "Bank Commitment Letter") by National City Bank, Society National Bank and Continental Bank, as Co-Agents, and the other financial institutions signatory thereto
(collectively, the "Banks").

         The Insurance Companies agree to restructure the indebtedness of LDI owing to them pursuant to the above-captioned Note Purchase Agreements by participating with the Banks on a PARI PASSU basis in the Revolving Credit Facility described in the Bank Commitment Letter; provided, however, that such participation shall be subject to the terms and conditions set forth in the attached Term Sheet, including those relating to the principal payments and prepayments and interest rate on the portion of LDI indebtedness held by the insurance companies.

         The terms summarized herein, in the Bank Commitment Letter and in the attached Term Sheet are intended as an outline of principal terms and conditions of the proposed restructuring and do not purport to summarize all of the terms, conditions, covenants, representations, warranties, defaults, closing conditions and other provisions that will be contained in the definitive legal documentation. Such legal documentation will include, in addition to the provisions outlined herein, in the Bank Commitment Letter and in the attached Term Sheet provisions customary in such transactions and otherwise appropriate in the context of the proposed transaction.

         Each Insurance Company's commitment hereunder is subject to execution and delivery of final legal documentation acceptable to each of the Insurance Companies and their counsel,







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incorporating, without limitation the terms in the Term Sheet and the Bank
Commitment Letter, and satisfaction of the other conditions set forth in the Bank Commitment Letter. The Insurance Companies will receive appropriate legal opinions satisfactory to them from Baker & Hostetler and from in-house counsel for LDI (including a non-contravention opinion with respect to LDI's material agreements, indentures, leases and other financing arrangements).

         To become effective and create a binding commitment by the Insurance Companies to restructure the indebtedness under the Note Purchase Agreements as set forth in this letter (including the Term Sheet) at or before 5:00 p.m. (Minneapolis time) on May 2, 1994, (a) this letter must be accepted by you and a signed original returned to us, (b) LDI shall have made a mandatory prepayment on the Notes (the "1995 Notes") issued under the Note Purchase Agreement dated as of August 1, 1989 in the aggregate amount of $727,000 plus the 1995 Notes ratable share with the Banks of the $18,000,000 prepayment specified in the Bank Commitment letter, and (c) LDI and its subsidiaries which have entered into guaranties of LDI's indebtedness to the Insurance Companies perfected liens on and security interests in all of LDI's and such subsidiaries' assets pursuant to security agreements in form and substance satisfactory to Insurance Companies and (ii) executed and delivered such UCC-1 financing statements covering the assets described in such security agreements, as the Insurance Companies deem necessary or desirable.

         Upon the effectiveness of this letter in accordance with the preceding paragraph, the commitment of the Insurance Companies shall terminate on the earliest of (a) May 31, 1994, (b) written notice to LDI that (i) LDI has not satisfied or will not satisfy a condition set forth herein or in the Bank Commitment Letter, or (ii) in the judgment of Insurance Companies, LDI or any of its business or properties shall have suffered any material adverse change since January 31, 1994, and (c) the occurrence of a default or event of default, or an event which, after notice or lapse of time or both, would constitute a default or event of default, under any loan documentation currently existing between or among LDI and any of the Insurance Companies which has not been waived in writing by the applicable Insurance Companies, and
(d) a petition for relief is filed by or against LDI under Title 11 of the United States Code.

         We look forward to your review and response. If there are any questions, please do not hesitate to contact Mark Jordahl at Washington Square Capital, Inc.

                                                   Very truly yours,

                                                   NORTHWESTERN NATIONAL LIFE
                                                   INSURANCE COMPANY


                                            By:  _______________________________
                                              Its  _____________________________





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                                        NORTHERN LIFE INSURANCE COMPANY


                                        By:  ________________________________
                                             Its  ___________________________

                                        THE NORTH ATLANTIC LIFE
                                        INSURANCE COMPANY OF AMERICA


                                        By:  ________________________________
                                             Its  ___________________________

                                        CONFEDERATION LIFE INSURANCE
                                        COMPANY


                                        By:  ________________________________
                                             Its  ___________________________

                                        THE MINNESOTA MUTUAL LIFE
                                        INSURANCE COMPANY


                                        By:  ________________________________
                                              Its ___________________________

                                        FARM BUREAU LIFE INSURANCE
                                        COMPANY OF MICHIGAN


                                        By:  ________________________________
                                             Its  ___________________________

                                        FB ANNUITY COMPANY


                                        By:  ________________________________
                                             Its  ___________________________

                                        FARM BUREAU MUTUAL INSURANCE
                                        COMPANY OF MICHIGAN





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                                        By:  ________________________________
                                             Its  ___________________________

                                        BENEFICIAL STANDARD LIFE
                                        INSURANCE COMPANY


                                        By:  ________________________________
                                             Its  ___________________________



Agreed to and Accepted:

LDI CORPORATION


By:  ______________________________
   Its  ___________________________





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Notes due August 31, 1994:
- -------------------------

Lenders:
   Northwestern National Life Insurance Company-----------$920,000 The North Atlantic Life Insurance Company of America---$400,000 Confederation Life Insurance Company-------------------$580,000 Minnesota Mutual Life Insurance Company----------------$200,000 Farm Bureau Life Insurance Company of Michigan---------$200,000 FB Annuity Company-------------------------------------$200,000
   Farm Bureau Mutual Insurance Company of Michigan-------$100,000

Interest Payments:
- -----------------
   9.97% payable quarterly, with the first payment due on May 31, 1994 for the previous quarter and on August 31, 1994. Interest accrues on a 30/360 day basis.

Principal Payments:
- ------------------
   One payment, in the full amount of each Lender's balance is due on August 31, 1994.

Prepayments:
- -----------
   At any time, in full, or in part, at par plus accrued interest.

Collateral:
- ----------
   Pari-passu with all Lenders in the new Revolver.

Covenants, Conditions Precedent and Defaults:
- --------------------------------------------
   Those which are contained in the new Revolver.

Expenses:
- --------
   Faegre & Benson will represent the insurance company Lenders. Their fees and charges will be the responsibility of LDI.





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Notes due August 11, 1995:
- --------------------------

Lenders:
  Northwestern National Life Insurance Company -------------$3,825,000 Northern Life Insurance Company --------------------------$2,125,000
  Confederation Life Insurance Company ---------------------$1,275,000 Beneficial Standard Life Insurance Company ---------------$1,275,000

Interest Payments:
- ------------------

  9.96%, payable in accordance with the terms of the new Revolver.

Lenders Fees:
- -------------

  1. Each Lender will be paid at the closing a Facility Fee equal to 0.75% of the outstanding balance, paid in accordance with the terms of the new Revolver.
  2. Each Lender will be paid, at the closing, its pro-rata share of an Agent Fee which, in total, will be $25,000.

Required Principal Payments:
- ----------------------------

  1. Upon closing of the new Revolver, $727,000 dividend on a pro-rata basis among the 1995 Noteholders.
  2. Upon closing of the new Revolver each Noteholder will receive its pro-rata share with all Lenders of the ($15) million repayment.
  3. On each scheduled (quarterly) repayment date, each lender will receive its pro-rata share of any prepayment (or, if less than the full amount is then borrowed by the Company, each lender shall reduce its commitment amount by an amount equal to its pro-rata share of the scheduled prepayment.)
  4. The final maturity date shall be co-terminus with the new Revolver.

Revolving Advances/Payments:
- ----------------------------

  A mechanism will be developed to permit the insurance company Lenders to "settle-up" with the agent bank on a monthly basis so as to equalize all Lenders' exposure risk.

Prepayments:
- ------------

  At any time, in full, or in part, at par plus accrued interest; provided, however, that any payment made for reasons other than to equalize the exposure of the insurance lenders relative to the banks shall be a permanent reduction in the Notes.

Collateral:
- -----------





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   Pari-passu with all Lenders in the new Revolver.

Covenants, Conditions Precedent and Defaults:
- --------------------------------------------
  Those which are contained in the new Revolver

Expenses:
- --------
  Faegre & Benson will represent the insurance company Lenders.
  Their fees and charges will be the responsibility of LDI.